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[RubinBrown LLP Logo]                               RubinBrown LLP

                                                    Certified Public Accountants
                                                    & Business Consultants

                                                    One North Brentwood
                                                    Saint Louis, MO 63105

                                                    T 314.290.3300
                                                    F 314.290.3400

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                                                    E info@rubinbrown.com


                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Great Wolf Resorts, Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 5, 2005, except for Note 12, dated January 20, 2006, relating to the combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC, which appear in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ RubinBrown LLP

St. Louis, Missouri
June 2, 2006






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